National Research Corporation
Quarter Conference Call Talk Points*
For Quarter ending September 30, 2000 @ November 8, 2000
[*Points publicly disclosed in November 7, 2000 earnings release are omitted]

This conference call includes "Forward-looking" statements related to the Company that involve risks and uncertainties which could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the facts that could affect the Company's future results, please see the Company's filings with the Securities and Exchange Commission.

o    Revenue

Third quarter revenue of five million was higher than sequential quarters. Yet less than our expectation and fell short of year over year comparisons. As we all know Q3 99 was a tough quarter to beat given the backlog of work in the first two quarters of 1999 that was completed in 3rd and 4th quarters of 1999 due to the QualPro failure in the first two quarters of 1999.

But nevertheless, we fell below our expectations. The mix and size of projects we are being asked to bid on are much larger and more complex.

As a result we find ourselves in a more involved and longer sales cycle and the implementation process after the sale has become longer. Larger contracts also bring with them more competition and pricing pressure. Our closing rate has remained the same in large part due to QualPro being a major point of difference, at the point of sale. We have moved away from smaller commodity projects such as NQCA accreditation type projects which have very low margins in favor of projects that require the higher level of feature functionality inherent in our QualPro system.

o    Guidance - 4th Quarter of 2000

Now I would like to give guidance on the 4th quarter of 2000 followed by the year 2001. I will give guidance on the revenue and earnings per share. In addition, we will provide guidance on percent of revenue of the major line items expenses.

For 4th quarter 2000

Revenue  $4.3 million
Earnings per share $.10

Major Expense and other income items as a percent of revenue

---------------------------------------------------------------
Item                                  % of revenue
---------------------------------------------------------------
Direct Expense                        48.5 %
---------------------------------------------------------------
Operating Expenses                    29.4%
---------------------------------------------------------------
Depreciation/Amortization             8.5%
---------------------------------------------------------------
Other Income/Expense                  2.0%
---------------------------------------------------------------
Income Tax Rate                       29%
---------------------------------------------------------------

With this guidance for the 4th quarter of 2000 we are finishing out the year with flat revenues but a 62% growth rate in the earnings per share over 1999.

o    Guidance 2001

For the year 2001 by quarter without any new revenue for DoctorGuide, but the fixed expenses of the DoctorGuide team.

--------------------------------------------------------------------------------
         Item           Quarter 1  Quarter 2    Quarter 3  Quarter 4   Total for
                                                                       the year
--------------------------------------------------------------------------------
Revenue (in Millions)    $4.050     $4.675       $5.900     $5.650      $20.275
--------------------------------------------------------------------------------
Earnings per share       $.07       $.11         $.15       $.12        $.45
--------------------------------------------------------------------------------

We still believe that we will be able to generate $1.5 million of revenue for the DoctorGuide in 2001. We believe that this revenue will generate an increase in earnings per share of $.05. We currently cannot project the quarterly numbers for the DoctorGuide.

Major Expense and other income items as a percent of revenue for 2001, without DoctorGuide.

--------------------------------------------------------------------------------
         Item           Quarter 1  Quarter 2    Quarter 3  Quarter 4   Total for
                                                                       the year
--------------------------------------------------------------------------------
Direct Expense            50.0%      47.4%        49.7%      46.1%       48.2%
--------------------------------------------------------------------------------
Operating Expenses        33.2%      29.4%        24.9%      32.0%       29.6%
--------------------------------------------------------------------------------
Depreciation/             11.3%      10.0%         8.0%       8.4%        9.2%
Amortization
--------------------------------------------------------------------------------
Other Income/Expense      1.7%        1.8%         1.6%       1.8%        1.7%
--------------------------------------------------------------------------------
Income Tax Rate           34%         34%          34%        34%         34%
--------------------------------------------------------------------------------

o Cash flow from operations for the nine months ended September 30, 2000 was $1,678,000.